Exhibit 10.23

BancTec, Inc.

2007 Non-Employee Director Equity Plan
Restricted Stock Unit Award Agreement

SECTION 1.  GRANT OF RESTRICTED STOCK UNIT AWARD.

(a)                                  Award.  On the terms and conditions set forth in this Restricted Stock Unit Award Agreement (this “Agreement), BancTec, Inc. (the “Company”) hereby grants to the undersigned director of the Company (the “Grantee”) the Restricted Stock Units, in the amount set forth on the signature page hereto (collectively, the “Units”), pursuant to and in accordance with the terms of the Amended and Restated 2007 Non-Employee Director Equity Plan (the “Plan”).

(b)                                 Adjustment of Award.  The number of Units subject to this Award is subject to adjustment following the occurrence of certain events affecting the Company, as provided in Article 12 of the Plan.

(c)                                  Equity Plan and Defined Terms.  The Units are granted under and subject to the terms of the Plan.  Capitalized terms used, but not defined herein, shall have the meaning given to such terms in the Plan.

SECTION 2.  SECURITIES LAW ISSUES.

(a)                                  Securities Not Registered.  Neither the Units nor the underlying Shares have been registered under the Securities Act.  To the extent any securities are deemed issued in respect of the Units, they are being issued to the Grantee in reliance upon either (i) a registration of such securities under applicable securities laws or (ii) an exemption from registration under applicable securities laws.

(b)                                 Grantee Representations.  The Grantee hereby confirms that he or she has been informed that any securities issued pursuant to this Award are “restricted securities” under the Securities Act which may not be resold or transferred unless they are first registered under the Securities Act or unless an exemption from such registration is available.  Accordingly, the Grantee hereby represents and acknowledges as follows:

(i)                                   The Units and any Shares issued in settlement thereof are being acquired for investment, and not with a view to sale or distribution thereof;

(ii)                                The Grantee is prepared to hold the Units and any Shares issued in settlement thereof for an indefinite period and is aware that Rule 144 promulgated under the Securities Act (which exempts certain resales of securities) is not presently available to exempt the resale of the Units and any Shares issued in settlement thereof from the registration requirements of the Securities Act.

(iii)                             The Grantee is an “accredited investor” within the meaning of Rule 501(e) of Regulation D of the Securities Act by virtue of the Grantee’s position with the Company, income, assets or otherwise.

(c)                                  Registration.  Except as set forth in this Section 2(c), the Company may, but shall not be obligated to, register or qualify the award of the Units or Shares issued in settlement thereof to the

Grantee under the Securities Act or any other applicable law.  If so registered or qualified, the Company shall register the Shares issued in settlement of this Award on a Form S-8, in ordinary course, upon becoming eligible to do so.

(d)                                 Additional Restrictions.  The Units and any Shares issued in settlement thereof are subject to such additional restrictions as are set forth in any employment or consulting agreement between the Grantee and the Company or any Subsidiary or Affiliate, as well as such other restrictions that in the judgment of the Company are legally required to achieve compliance with the Securities Act or the securities laws of any state or any other law.

(e)                                  Grantee Undertaking.  The Grantee agrees to take whatever additional actions and execute whatever additional documents that in the judgment of the Company are required to carry out or effect one or more of the obligations or restrictions imposed on the Grantee, Units or Shares pursuant to the provisions of this Agreement or to comply with applicable laws.

SECTION 3. TRANSFER

General Rule.  Unless otherwise determined by the Committee, the Units may not be transferred to any person except in the event of death (subject to the applicable laws of descent and distribution).

SECTION 4.  VESTING SCHEDULE.

The Units subject to this Award will vest, in consideration of prior services rendered, upon the Grantee’s execution and delivery of this Agreement.

SECTION 5.  SETTLEMENT OF UNITS.

(a)                                  Time of Settlement.  Subject to the terms of the Plan and this Agreement, the value of Units granted hereunder shall be settled on in cash on or about 180 calendar days following the Grantee’s termination of service on the Company’s Board of Directors.

(b)                                 Shareholder Rights.  The Grantee (or any successor in interest) shall not have any of the rights of a shareholder (including, without limitation, voting, dividend and liquidation rights) with respect to the Units.

(c)                                  Withholding Requirements.  Settlement amounts will be less applicable required income and employment tax withholdings unless the Grantee makes alternative provision for tax withholding with the Company.

(d)                                 No Fractional Shares.  No scrip or fractional certificates will be issued with respect to any Shares issued in settlement of the Units.  If a Participant would otherwise be entitled to receive fractional Shares in respect of the Units, the Company shall round the number of Shares to be received to the closest whole Share; provided that in no event shall a Participant receive more than the total number of Shares subject to the Award, as may be adjusted pursuant to Article 12 of the Plan.  If  the number of Shares received by a Participant has been rounded down, the Company shall pay the Grantee cash in lieu of the fractional Shares credited to the Grantee.

SECTION 6.  MISCELLANEOUS PROVISIONS.

(a)                                  Tenure.  Nothing in the Agreement or the Plan or any action by the Company or the Board shall be held or construed to confer upon any person any right to continued service as a Non-Employee Director.

(b)                                 Notification.  Any notification required by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid.  A notice shall be addressed to the Company at its principal executive office and to the Grantee at the address that he or she most recently provided to the Company.

(c)                                  Entire Agreement.  This Agreement and the Plan (as applicable) constitute the entire contract between the parties hereto with regard to the subject matter hereof.  They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.  In the event that the terms of this Agreement and the Plan are in conflict, the terms of the Plan shall govern.

(d)                                 Waiver.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(e)                                  Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Grantee, the Grantee’s assigns and the legal representatives, heirs and legatees of the Grantee’s estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to be join herein and be bound by the terms hereof.

(f)                                    Choice of Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

Please acknowledge receipt of this Agreement by signing the enclosed copy of the this Agreement in the space provided below and returning it promptly to the Secretary of the Company.

BANCTEC, INC.

BY:
J. Coley Clark
Chairman and Chief Executive Officer

GRANTEE

Accepted and Agreed to
as of , 2009:

BY:
[Name of Director]

Granted Units:
Grant Number: